                                                                   Exhibit 10(k)


                                      AGREEMENT

      THIS AGREEMENT (the "Agreement") effective as of June 18, 1997, by and among Response USA, Inc., a Delaware corporation (the "Company") and each of the undersigned holders (the "Holders") of the Company's 1996-Series A Convertible Preferred Stock (the "Preferred Stock"). The Company and each of the Holders are hereinafter collectively referred to as the "Parties."

                                      BACKGROUND

      The Company and each of the Holders have agreed in principle to the terms set forth herein in connection with the amendment to the Certificate of Designations, Preferences and Rights: 1996-Series A Convertible Preferred Stock ("Certificate of Designations"), which provides for the redemption of the Preferred Stock, as well as certain other revisions to the terms of conversion (the "Amendment"), as set forth in the Consent and Proxy Solicitation Statement delivered simultaneously herewith in the form attached hereto as Exhibit A (the "Solicitation Statement") and the forms of proxy and consent attached hereto as Exhibits B and C, respectively.

      To effectuate the Amendment, and in consideration of the premises hereof and the agreements set forth below, the Parties hereto, intending to be legally bound, hereby agree as follows:

      1.   ISSUANCE OF WARRANTS, FORBEARANCE OF CONVERSION AND OTHER
CONSIDERATION.

           (a) Subject to the terms and conditions herein, the Company agrees to issue and sell to each Holder, and each Holder agrees to purchase, as of the date first set forth above, 5000 warrants, each warrant exercisable to purchase one share of the Company's common stock, .008 par value per share (the "Common Stock"), pursuant to the terms set forth in the form of warrant attached hereto as Exhibit D (the "Warrants"), for each 100 shares of Preferred Stock held by such Holder as of June 18, 1997 (except for Halifax Fund, L.P.).

           (b) In consideration of the issuance of the Warrants, and subject to the terms and conditions set forth herein, each Holder hereby agrees (a) to give its proxy and its consent in favor of the Amendment in the forms of Exhibit B and Exhibit C respectively, attached hereto, and (b) to refrain from any and all conversions of such Holder's Preferred Stock, pursuant to the terms of the Certificate of Designations, until the earlier of November 30, 1997 or upon the occurrence of a First Conversion Date (as defined below) following the Company's failure to perform any one of the certain obligations ("Company Obligation(s)") on or before the dates ("Trigger Dates") set forth on Exhibit E to this Agreement and incorporated by reference herein; provided however, that the Company's failure to satisfy a Company Obligation on or before any Trigger Date pursuant to the terms of Exhibit E shall not result in an activation of a Holder's right to convert its Preferred Stock if on or before ten (10) days following such Trigger Date ("Cure Period") the Company complies with the Company Obligation. If the Company fails to comply with the Company Obligation by the Trigger Date and during the Cure Period, the Holders' right to convert its Preferred Stock shall be activated if and only if a majority of the Holders as of such

Trigger Date have collectively provided the Company with written notice in accordance with the notice provisions set forth in Section 10(b) herein, describing the Company's noncompliance with the Company Obligation and the activation of the Holders' conversion rights (the date such notice is received by the Company is the "First Conversion Date"). Notwithstanding the foregoing, in the event that the Company satisfies a Company Obligation after the Cure Period but prior to the Holders giving notice as provided above, hereof, the Company's failure to comply with a Company Obligation shall not result in a First Conversion Date.

           (c) In the event of a First Conversion Date, the Company shall thereafter and until such time as the Amendment shall have been effected in accordance with the requirements of the Delaware General Corporate Law, issue to a Holder upon each conversion of Preferred Stock by such Holder (in addition to the number of shares of Common Stock to which such Holder is entitled pursuant to the Certificate of Designations (the "Conversion Shares")) such number of additional shares of Common Stock (the "Trigger Date Shares") so that the sum of the number of Trigger Date Shares plus the number of Conversion Shares issuable with respect to such conversion equals the number of Conversion Shares which would have been issuable upon conversion of such Preferred Stock had the Amendment been effective for such conversion. The Company and each of the Holders agree that the Trigger Date Shares shall constitute Registrable Securities under that certain Registration Rights Agreement executed by the Company and the Holders in connection with the initial issuance of the Preferred Stock (the "Original Registration Rights Agreement").

      2.   DELIVERIES.

           2.1 DELIVERIES BY THE COMPANY. The Company shall deliver to each Holder or the Lead Legal Representative (as defined in Section 10(b) hereof) the following documents within one (1) day of receipt by the Company of this Agreement, fully and properly executed by all Holders (the "Closing"):

                    (a) a Registration Rights Agreement in the form attached as Exhibit F executed by the Company;

                    (b) an Escrow Agreement in the form attached hereto as Exhibit G executed by the Company and the escrow agent;

                    (c) such number of Warrants in the form attached hereto as Exhibit D to which such Holder is entitled as provided herein, executed by the Company; and

                    (d) an opinion of the Company's legal counsel, Schneck, Weltman & Hashmall LLP, in the form of Exhibit H hereto.

          2.2 DELIVERIES BY THE HOLDERS AT CLOSING. Each Holder shall deliver to the Company the following at Closing:


                    (a) a Registration Rights Agreement in the form attached hereto as Exhibit F executed by each Holder; and

                    (b) an executed Escrow Agreement in the form attached hereto as Exhibit G executed by each Holder.

          2.3 SUBSEQUENT DELIVERIES BY HOLDERS. Within ten (10) days from Closing, and after receipt of the Solicitation Statement, each Holder shall deliver to the Company an executed proxy and consent (in the forms attached hereto as Exhibits B and C, respectively,) in favor of the Amendment.

      3. WARRANTS. Prior to the exercise of the Warrants by each Holder, such Holder shall not be entitled to voting rights or other rights provided by law to stockholders of the Company.

          3.1 RESTRICTED SECURITIES. The Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Exercise Shares") constitute "Restricted Securities," as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Act"), and accordingly, may not be offered for sale or sold, or otherwise transferred in any transaction which would constitute a sale thereof within the meaning of the Act, unless (i) such security has been registered for sale under the Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities, or (ii) exemptions from the registration requirements of the Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion from counsel reasonably satisfactory to the Company, in form, scope and substance customary for legal opinions covering such matters, that the proposed sale or other disposition of such securities may be effected without registration under the Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to counsel to the Company; or
(iii) such security may be disposed of by the Holder thereof pursuant to Rule 144 of the Act.

          3.2 REGISTRATION RIGHTS. Each Holder shall have certain registration rights with regard to the Exercise Shares as set forth in the Registration Rights Agreement by and among the Parties attached hereto and made a part hereof as Exhibit F.

      4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each of the Holders as follows:

          4.1 ORGANIZATION AND STANDING OF THE COMPANY. The Company and each of its subsidiaries is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation with the power and authority to conduct the business in which it is now engaged, and is in good standing in and qualified to do business in such other states or jurisdictions as is necessary to enable it to carry on its business, except where failure to so qualify would not have a material adverse effect on the operations, properties, financial condition or prospects of the Company or on the transactions contemplated hereby (a "Material Adverse Effect").

          4.2 CAPITALIZATION. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Preferred Stock and Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares reserved for issuance upon conversion of the Preferred Stock and exercise of the Warrants, is set forth on Schedule 4.2 and in the Solicitation Statement. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable.
No shares of capital stock of the Company (including the Preferred Stock, the Exercise Shares or the shares issuable upon conversion of the Preferred Stock) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as disclosed in Schedule 4.2, the Solicitation Statement or as contemplated herein, as of the date of this Agreement, (i) there are no outstanding options, warrants, script, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement and the Halifax Registration Rights Agreement). The Company has previously furnished to each Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws as in effect on the date hereof (the "By-laws"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for Common Stock of the Company.

          4.3 CORPORATE POWER AND AUTHORITY. Except as set forth in the Solicitation Statement, the execution and delivery of this Agreement, the Registration Rights Agreement, the Warrant and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company. No other corporate act or proceeding on the part of the Company is necessary to authorize this Agreement, the Registration Rights Agreement, the Warrants or the Escrow Agreement or the consummation of the transactions contemplated hereby and thereby, and when duly executed and delivered by the Parties hereto, this Agreement, the Registration Rights Agreement, the Warrants and the Escrow Agreement will constitute valid and legally binding obligations of the Company enforceable against it in accordance with their terms.

          4.4 WARRANTS. Each of the Warrants, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued. Subject to the authorization of additional shares of Common Stock, the Common Stock issuable upon the exercise of the Warrants and pursuant to Section 1(c) hereof has been duly and validly reserved and, upon issuance, in accordance with the exercise provisions of the Warrants and payment of the exercise price, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive or other similar rights of stockholders of the Company.

          4.5 APPROVALS. Except as disclosed in the Solicitation Statement, no authorization, approval or consent of any court, governmental body, regulatory agency, or stock exchange or market is required for the execution and delivery of this Agreement, the Registration Rights Agreement, the Warrants or the Escrow Agreement or the transactions contemplated hereby or thereby (including, without limitation), the issuance and exercise of the Warrants as contemplated by this Agreement and the issuance of the Company's Common Stock as contemplated by
Section 1(c) hereof, other than the approval of the Common Stockholders to authorize additional shares of Common Stock.

          4.6 INFORMATION PROVIDED. The information provided by or on behalf of the Company to the Holder does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          4.7 ABSENCE OF CERTAIN CHANGES. Since March 31, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, financial conditions, results of operations or prospects of the Company or any of its subsidiaries, except as disclosed in the Company's reports filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), filed prior to the date hereof.

          4.8 ABSENCE OF LITIGATION. Except as disclosed in the Solicitation Statement, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending, or to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries wherein an adverse ruling finding or decision would have a Material Adverse Effect on the Company or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority of the Company to perform, its obligations under this Agreement or under any of such other documents.

          4.9  NO CONFLICTS.   The execution, delivery and performance of this
Agreement, the Warrants, the Registration Rights Agreement and the Escrow Agreement by the Company, the performance by the Company of its obligations under the Certificate of Designation, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Preferred Shares, Warrants, Exercise Shares or shares issuable upon the conversion of the Preferred Stock) will not (i) result in a violation of the Certificate of Incorporation or By-laws; or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Except as disclosed in the Solicitation Statement, neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and is not in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted so long as a Holder owns any of the Preferred Stock, in violation of any law, ordinance or regulation of any regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have an Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement or the Warrants, or to perform its obligations under the Certificate of Designation, in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the NASDAQ Small Cap Market ("NASDAQ") and does not reasonably anticipate that the Common Stock will be delisted by NASDAQ for the foreseeable future.

          4.10 COMPLIANCE WITH LAWS. The Company is not in violation of any law where such violation would have a Material Adverse Effect on the Company.


          4.11 REGISTRATION FORM. The Company is currently eligible to register the resale of its Common Stock on Registration Form S-3 under the Securities Act of 1933 (the "Act").

          4.12 SEC DOCUMENTS, FINANCIAL STATEMENTS. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the

SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof, the Company has no liabilities contingent or otherwise, other than
(i) liabilities incurred in the ordinary course of business subsequent to March 31, 1997 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.

          4.13 HALIFAX SETTLEMENT. Halifax shall receive no more than 900,000 shares of Common Stock upon conversion of its Preferred Stock in accordance with the terms of the Halifax Settlement provided in the agreement attached to the Solicitation Statement as Exhibit A.

     5. REPRESENTATIONS AND WARRANTIES OF THE HOLDER. Each Holder represents and warrants to the Company as follows:

          5.1 The Holder is purchasing the Warrants for its own account for investment only and not with a view toward the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

          5.2 The Holder is (i) an accredited investor as that term is defined in Rule 501 of the General Rules and Regulations under the Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement, and the related documents, (iii) able, by reason of the business and financial experience of its officers and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and
(iv) able to afford the entire loss of its investment in the Warrants.

          5.3 Each Holder understands that the Warrants are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Warrants.

          5.4 Each Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Warrants which have been requested by the Holder. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what it believes to be complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Holder has had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, as amended, (2) Quarterly Reports on Forms 10-QSB for the fiscal quarters ended September 30, 1996, December 31, 1996 and March 31, 1997, (3) Current Report on Form 8-K, dated March 20, 1997, (4) the Solicitation Statement, (5) Registration Statement as declared effective by the SEC on September 6, 1996, in each case as filed with the SEC. The filings with the SEC described in items (1), (2), (3) and (5) are hereinafter collectively referred to as the "SEC Filings."

          5.5 The Holder understands that its investment in the Warrants and the Preferred Stock involves a high degree of risk.

          5.6 The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Warrants or the Preferred Stock.

          5.7 This Agreement has been duly and validly authorized, executed and delivered on behalf of each of the Holders and is the valid and binding agreement of each Holder enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

     6.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

          6.1 By execution of this Agreement, each Holder hereby acknowledges that he or she has received the Solicitation Statement, has had adequate time and opportunity to consider the disclosure contained therein, and has reviewed such Solicitation Statement with the Lead Legal Representative.

          6.2 The Warrants, the Trigger Date Shares and the Exercise Shares, have not been registered under the Act or any state securities laws and are being issued and sold in reliance upon certain of the exemptions contained in the Act.

          6.3 The Warrants, the Trigger Date Shares and Exercise Shares are "restricted securities" as that term is defined in Rule 144 promulgated under the Act.

          6.4 The Warrants, the Trigger Date Shares and Exercise Shares cannot be sold or transferred without registration under the Act and applicable state securities laws, or unless the Company receives from counsel reasonably satisfactory to the Company, an opinion in form, scope and substance customary for opinions in such circumstances that such registration is not necessary, or unless sold or transferred pursuant to Rule 144 under the Act.

          6.5 Each Holder understands and acknowledges that (i) except as provided in the Registration Rights Agreement, neither the Warrants nor the Exercise Shares have been, and neither the Warrants nor the Exercise Shares nor the Trigger Date Shares are being, registered under the Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) Holder shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Warrants or Exercise Shares or Trigger Date Shares, as applicable, to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) sold pursuant to Rule 144 promulgated under the Act (or a successor rule); (ii) any sale of such securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Act) may require compliance with some other exemption under the Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).

          6.6 Holder understands that the Warrants and, until such time as the Exercise Shares and Trigger Date Shares have been registered under the Act and presented for transfer as contemplated by the Registration Rights Agreement or otherwise may be sold by Holder pursuant to Rule 144, the certificates for the Exercise Shares and Trigger Date Shares may bear a restrictive legend in substantially the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

      The legend set forth above shall be removed, and the Company shall issue a certificate without such legend to the holder of any security upon which it is stamped, if, unless otherwise required by state securities laws, (a) the Security is registered for resale under the Act and is presented for transfer, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Act or (c) such holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144.

          6.7 The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock as required by United States laws and regulations, or by any domestic securities exchange or market, and to provide a copy thereof to the Holder promptly after such filing.

          6.8 The Company shall promptly secure the listing of the Trigger Date Shares and Exercise Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing. The Company will take all action necessary to continue the listing and trading of its Common Stock on the NASDAQ, will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

          6.9 The Company shall file its Registration Statement on Form S-3 or other appropriate form, with respect to the registration for resale of all of the Exercise Shares and Trigger Date Shares, and at least 150% of the shares of Common Stock issuable upon conversion of the Preferred Stock on or before the close of business on August 21, 1997. Such Registration Statement shall indicate the new terms of the Preferred Stock as contemplated by the Amended and Restated Certificate of Designations and shall state that such Registration Statement covers pursuant to Rule 416 under the Act such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock, exercise of Warrants and under this Agreement (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions or
(ii) by reason of changes in the conversion price of the Preferred Stock or exercise price of the Warrants in accordance with the terms thereof. In the event that the Company fails to file such Registration Statement by the close of business on August 21, 1997, the Holder shall be entitled to exercise its conversion rights as set forth in the Certificate of Designations.

          6.10 Subject to the approval of the Company's stockholders at the joint meeting of Common Stock holders and Holders scheduled for September 17, 1997, the Company shall at all times thereafter have authorized, and reserved for issuance, a sufficient number of shares of Common Stock to provide for the full exercise of the outstanding Warrants and the issuance of the Exercise Shares in connection therewith, and the issuance of the Trigger Date Shares hereunder. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon exercise of the Warrants without the consent of the Holder, which consent shall not be unreasonable withheld.

          6.11 The Company agrees that in the event that the Company settles or reaches agreement with Halifax Fund L.P. ("Halifax") on terms substantively more favorable than those attached as Exhibit A to the Solicitation Statement, and on terms more favorable than those set forth herein and in the Amendment, such Holder shall have the right to receive, in lieu of the rights set forth herein, the substantively more favorable terms provided to Halifax. In the event a Holder elects to receive such terms, such Holder agrees to return the Warrants granted hereunder (or the Exercise Shares) to the Company. Notwithstanding the foregoing, each Holder hereby acknowledges that the terms of the settlement executed, by and between the Company and Halifax as attached to the Solicitation Statement as Exhibit A, are not deemed, for purposes of this Section 6.11, to be substantively more favorable than the terms provided to the Holders herein and in the Amendment.

          6.12 The Company shall (i) on or before July 10, 1997, file with the SEC a preliminary proxy statement for a meeting of its Common Stock holders scheduled for September 17, 1997, soliciting the approval of the holders of its Common Stock of the Amendment and an increase in the Company's authorized Common Stock to at least 37,500,000 shares (collectively, the "Proposals") and
(ii) hold a meeting of its stockholders no later than September 17, 1997 and use its reasonable best efforts to obtain at such meeting such approvals of the Company's stockholders as may be required to approve the Proposals. The Company shall comply with the filing and disclosure requirements of Section 14 promulgated under the Exchange Act in connection with the solicitation, acquisition and disclosure of such stockholder approval. Upon approval of either or both of the Proposals, the Company shall, as soon as practicable thereafter (but in any event within two (2) business days), make such filings (and provide copies thereof to each Holder or the Lead Legal Representative) with the Secretary of State of Delaware or as may otherwise be required to effect such Proposals. Upon the completion of such filings, the Company shall cause Schneck, Weltman & Hashmall LLP to deliver an opinion to the Holders substantially in the form of Exhibit I attached hereto with respect to the Amendment. In the event the Company's stockholders fail to approve the Proposals, the Company shall continue to use its best efforts to increase the Company's authorized shares of Common Stock to enable the Company to satisfy its obligations hereunder and under the Stock Purchase Agreement dated as of July 1, 1996 and the Certificate of Designations.

     7.   RELEASES.

          7.1 Effective upon Closing, each Holder, for himself and his heirs, executors, administrators, representatives, successors and assigns or for itself and its present and former affiliates, hereby releases, settles, cancels, acquits and discharges the Company and its respective predecessor and successor corporations, partnerships and affiliates, and its respective present and former officers, directors, employees, employers, agents, partners, attorneys, insurers, shareholders, subsidiary corporations, parent corporations, partnerships and affiliated entities, and its present and former officers, directors, employees, employers, agents, partners, attorneys, insurers, shareholders, subsidiary corporations and parent corporations (collectively, the "Company's Released Parties"), from any and all rights, actions, claims, demands, costs, debts, accounts, contracts, covenants, agreements, promises, losses, reimbursements, compensation, expenses (including without limitation attorneys' fees), allegations, liabilities, obligations, trusts, damages and causes of action, of any and every kind, nature or description whatsoever, whether known, suspected, doubted, contingent, accrued, unaccrued or unknown, whether in law or in equity (collectively "Claims"), which each such Holder had or now has or may claim to have had or now have or asserts against the Company by reason of any matter or thing whatsoever from the beginning of time up to and including the date hereof including, but not limited to: (a) the Company's alleged failure to honor the conversions of Preferred Stock prior to the date hereof;

(b) the Company's alleged failure to have a sufficient number of shares of Common Stock reserved for issuance upon conversion of the Preferred Stock as required by the Certificate of Designations or the Stock Purchase Agreement dated July 1, 1996 (the "Stock Purchase Agreement"); or (c) the Company's alleged failure to register all of the Registrable Securities under the Original Registration Rights Agreement as required thereunder; provided, however, that in the event that the Company shall fail to redeem all of the Preferred Stock on or before November 30, 1997 pursuant to the terms of the Amendment, this
Section 7.1 shall be void and of no further effect and each Holder shall have all rights and remedies which it had prior to the execution of this release. Nothing in this Section 7.1 shall release the Company or any of the Company's Released Parties from any Claims a Holder may have under this Agreement or the exhibits annexed hereto (including the Registration Rights Agreement, the Warrants, the Escrow Agreement, the Amendment (upon filing with the Department of State of Delaware) and the Consent and Proxy Solicitation Statement).

          7.2 Effective upon Closing, the Company, for itself and its present and former affiliates, successors and assigns, hereby releases, settles, cancels, acquits and discharges each Holder, and his respective heirs, executors, administrators, representatives, successors, assigns or its respective predecessor and successor corporations, partnerships and affiliates, and its respective present and former officers, directors, employees, employers, agents, partners, attorneys, insurers, shareholders, subsidiary corporations, parent corporations, partnerships and affiliated entities, and its present and former officers, directors, employees, employers, agents, partners, attorneys, insurers, shareholders, subsidiary corporations and parent corporations (collectively, the "Holder's Released Parties"), from any and all Claims, which the Company had or now has or may claim to have had or now have or asserts against any such Holder by reason of any matter or thing whatsoever from the beginning of time up to and including the date hereof including, but not limited to: (a) the Company's alleged failure to honor the conversions of Preferred Stock prior to the date hereof; (b) the Company's alleged failure to have a sufficient number of shares of Common Stock reserved for issuance upon conversion of the Preferred Stock as required by the Certificate of Designations or the Stock Purchase Agreement dated July 1, 1996 (the "Stock Purchase Agreement"); or (c) the Company's alleged failure to register all of the Registrable Securities under the Original Registration Rights Agreement as required thereunder; provided, however, that in the event that the Company shall fail to redeem all of the Preferred Stock on or before November 30, 1997 pursuant to the terms of the Amendment, this Section 7.2 shall be void and of no further effect and the Company shall have all rights and remedies which it had prior to the execution of this release. Nothing in this Section 7.2 shall release any Holder or any of the Holder's Released Parties from any Claims which the Company may have under this Agreement or the exhibits annexed hereto (including the Registration Rights Agreement, the Warrants, the Escrow Agreement, the Amendment (upon filing with the Department of State of Delaware) and the Consent and Proxy Solicitation Statement).

     8.   CONDITIONS TO THE COMPANY'S OBLIGATIONS.

          8.1 Each Holder understands and acknowledges that the Company's obligation to issue the Warrants to the Holder pursuant to this Agreement is conditioned upon:

                    (a) The receipt by the Company of the consent and proxy, executed by the Holder of even date herewith.

                    (b) The accuracy on the date hereof of the representations and warranties of the Holder contained in this Agreement.

                    (c) The absence of any law, rule or regulation, prohibiting or restricting the transactions contemplated hereby, or requiring the consent or approval which shall not have been obtained.

     9. LEAD LEGAL REPRESENTATIVE AND LEGAL FEES. Each Holder hereby acknowledges and authorizes Klehr, Harrison, Harvey, Branzburg & Ellers ("Klehr Harrison") as the lead legal representative in connection with the negotiation, preparation, review, delivery and performance of this Agreement and the other agreements to be executed in connection herewith (including the Registration Rights Agreement, Warrants and Escrow Agreement) and all exhibits hereto (the "Lead Legal Representative"). The Company shall be responsible for the legal fees incurred by Klehr Harrison in its role as the Lead Legal Representative, as described herein and those legal fees payable to the Lead Legal Representative hereunder shall be paid by the Company up to $10,000 within 10 days and the remainder within 30 days after the Company's receipt of each itemized bill for services rendered by the Lead Legal Representative and only for the services described herein in its role as the Lead Legal Representative.

     10.  NOTICES.

          (a) All notices, requests, consents or other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed first class postage prepaid, registered or certified mail, to the following addresses:

               If to the Company:

                    RESPONSE USA, INC.
                    11-H Princess Road
                    Lawrenceville, NJ  08648
                    Facsimile:  (609) 896-3535
                    Attention:  Richard M. Brooks, President

               With a copy to:

                    JoEllen Lyons, Esquire
                    Buchanan Ingersoll, P.C.
                    One Oxford Centre
                    301 Grant Street, 20th Floor
                    Pittsburgh, PA  15219-1410
                    Facsimile:  (412) 562-1041

               and an additional copy to:

                    Thomas A. Rose, Esquire
                    Schneck Weltman & Hashmall LLP
                    1285 Avenue of the Americas
                    New York, NY  10019
                    Facsimile:  (212) 956-3252

               If to a Holder:

               To each Holder at the address and facsimile number set forth in Exhibit J attached hereto and incorporated by reference herein.

               With a copy to:

                    Todd Silverberg, Esquire
                    Klehr, Harrison, Harvey, Branzburg, & Ellers
                    1401 Walnut Street
                    Philadelphia, PA  19102
                    Facsimile: (215) 568-6603

     Such notices and other communications shall for all purposes of this Agreement (except for the notice provisions set forth in Section 1(b) hereof) be treated as being effective upon being delivered personally or, if sent by mail, five days after it has been deposited in a regularly maintained receptacle for the deposit of United States Mail, addressed as set forth above, and postage prepaid, registered or certified to the address set forth above.

           (b) Notice of a First Conversion Date as set forth in Section 1(b) shall be effective only upon receipt by the Company as provided in Section 1(b) and shall be delivered to the Company at the address for the Company and its representatives as set forth in Section 10(a).

     11. PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, provided that this Agreement and the interests herein may not be assigned by either party without the express written consent of the other party.

     12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made in and to be performed in the State of Delaware, without regard to that State's conflict of laws provisions. The Parties irrevocably consent to the jurisdiction of the United States federal courts located in Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Parties further agree that service of process upon the Parties mailed by first class mail shall be deemed in every respect effective service of process upon the Parties in any suit or proceeding based on or arising under this Agreement. The Parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     13. SECTIONS AND OTHER HEADINGS. The section and other headings contained in this Agreement are for the convenience of reference only, do not constitute part of this Agreement or otherwise affect any of the provisions hereof.

     14. COUNTERPART SIGNATURES. This Agreement may be signed in counterpart and all counterparts together shall become effective only when the counterpart(s) have been executed and delivered by and on behalf of the Company and each of the Holders.

     15. NON ASSIGNABILITY. This Agreement is not assignable by either of the Parties hereto.

     16. ENTIRE AGREEMENT. This Agreement, the Registration Rights Agreement, the Warrants and the Escrow Agreement represent the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior arrangements or understandings with respect thereto. For the avoidance of doubt, the Stock Purchase Agreement and the Original Registration Rights Agreement constitute separate and distinct agreements and, except as expressly provided in Section 7 hereof, all agreements and representations contained therein shall survive the execution of this Agreement.

     17. SURVIVAL. The representations and warranties of the Company and the agreements and covenants set forth herein shall survive the closings hereunder for a period of three (3) years from Closing notwithstanding any due diligence investigation conducted by or on behalf of any of the Holders. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies a Holder may have under applicable federal or state securities laws.

     18. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                              (INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be signed by their duly authorized officers.

RESPONSE USA, INC.


By:
               ------------------------------
               Richard M. Brooks
               President

HOLDERS:

A. J. Gesundheit

By:    ___________________________________

Title: ___________________________________


Deer Park Partners, L.P.

By:    ___________________________________

Title: ___________________________________


Leonardo, LP

By:    ___________________________________

Title: ___________________________________

Raphael, LP

By:    ___________________________________

Title: ___________________________________


AG Superfund International Partners

By:    ___________________________________

Title: ___________________________________

GAM Arbitrage Investments Inc.

By:    ___________________________________

Title: ___________________________________

Capital Ventures International

By:    ___________________________________

Title: ___________________________________


The OTATO Limited Partnership

By:    ___________________________________

Title: ___________________________________


Zanett Lombardier

By:    ___________________________________

Title: ___________________________________


UC Financial Ltd.

By:    ___________________________________

Title: ___________________________________


Lake Management

By:    ___________________________________

Title: ___________________________________


KA Investments

By:    ___________________________________

Title: ___________________________________

Charles B. Krusen

By:    ___________________________________

Title: ___________________________________


Wood Gundy London Ltd.

By:    ___________________________________

Title: ___________________________________


Ailouros Ltd.

By:    ___________________________________

Title: ___________________________________


Darissco Diversified Investments

By:    ___________________________________

Title: ___________________________________

EXHIBIT INDEX

Description                                                 Exhibit
-----------                                                 -------

Consent and Proxy Solicitation Statement                       A

Form of Proxy                                                  B

Form of Consent                                                C

Warrant                                                        D

Trigger Dates                                                  E

Registration Rights Agreement                                  F

Escrow Agreement                                               G

Opinion of Schneck, Weltman & Hashmall (Section 2(d))          H

Form of Opinion of Schneck, Weltman & Hashmall (Issued         I
upon filing of the Amendment)

Addresses of Holders                                           J

                                      EXHIBIT E
                                    TRIGGER DATES

                    Company Obligation                         Trigger Date
---------------------------------------- ---------------------------------------
Filing with the Securities Exchange      July 10, 1997
Commission ("SEC") of a preliminary
proxy statement for the Company's
joint meeting of the Common Stock
Shareholders and the Holders scheduled
for September 17, 1997 (the
"Stockholders' Meeting").

Mailing of definitive proxy statement    August 4, 1997, notwithstanding the
to the Company's stockholders for the    Company Obligation, in the event that
Stockholders' Meeting.                   the SEC determines to review the
                                         preliminary proxy materials, the
                                         August 4, 1997 date shall be
                                         automatically extended after August 4,
                                         1997 by that number of days during
                                         which the SEC conducts its review and
                                         until the SEC gives no further comment
                                         to the Company ("Review Period") plus
                                         five (5) days following the conclusion
                                         of such Review Period, if the Company
                                         is proceeding in good faith to respond
                                         to the SEC during such Review Period.

The Company shall file a registration    August 21, 1997
statement on Form S-3 or other
appropriate form, with respect to the
registration for resale of all of the
Exercise Shares, the Trigger Date
Shares and the shares issuable upon
conversion of the Preferred Stock.

Filing of the Amendment and an          September 18, 1997, notwithstanding the
amendment to the Company's              Company Obligation, in the event that
Certificate of Incorporation to         the SEC determines to review the
increase the Company's authorized       definitive proxy statement, the
Common Stock to at least 37,500,000     September 18, 1997 date shall be
shares.                                 automatically extended by that number of
                                        days after September 18, 1997 as shall
                                        constitute the Review Period plus five
                                        (5) days following the conclusion of
                                        such Review Period, if the Company is
                                        proceeding in good faith to respond to
                                        the SEC during such Review Period.

Filing by the Company of a              October 1, 1997
registration statement with the SEC
for the primary issuance by the
Company of securities to generate
approximately $ 8,750,000 of net
proceeds for use by the Company to
redeem all of the Preferred Stock
("the Registration Statement").

In the event that the Company           Such applicable date.
abandons or withdraws the
Registration Statement prior to the
Registration Statement being declared
effective for use by the Company on
November 30, 1997.

                                      EXHIBIT J

                                 ADDRESSES OF HOLDERS

A. J. Gesundheit                        Deere Park Partners, LP
c/o Mr. Reuben Taub                     c/o Mr. Doug Gerrard
Bear Stearns                            Deere Park Equities
245 Park Avenue                         650 Dundee Road
New York, NY  10167                     North Brook, IL  60062
Facsimile:  (212) 272-9738              Facsimile:  (847) 509-8529

Leonardo, LP; Raphael, LP; AG           Lake Management; KA Investments
Superfund International                 c/o Mr. Tom Frei
Partners; GAM Arbitrage                 Kessler Asher Group
Investments, Inc.                       333 West Wacker
c/o Mr. Gary I. Wolf                    Chicago, IL  60606
Angelo, Gordon & Co.                    Facsimile:  (312) 362-4500
245 Park Avenue
New York, NY  10167
Facsimile:  (212) 867-6449

Capital Ventures International          Charles B. Krusen
c/o Mr. Michael Spolan                  c/o Carlyle International
Heights Capital Management              11th Floor
425 California Street                   712 Fifth Avenue
Suite 1100                              New York, NY  10019
San Francisco, CA  94104                Facsimile:(212) 765-3843
Facsimile:  (415) 403-6525

The OTATO Limited Partnership           Wood Gundy London Ltd.
c/o Mr. Paul Masters                    c/o Mr. Steve Rider
OTA Limited Partnership                 CIBC Wood Gundy PLC
1 Manhattanville                        Cottons Lane, Cotton Centre
Purchase, NY  10577                     London, ENGLAND  SE12QA
Facsimile:  (914) 694-5831              Facsimile:  011-44-171-234-7220

Zanett Lombardier                       Ailouros Ltd.
c/o Mr. Claudio M. Guazzoni             c/o Mr. Michael Katz
Zanett Capital, Inc.                    c/o Isis,
767 Fifth Avenue, 23rd Floor            153 C. Fulham Road
New York, NY  10153                     London, ENGLAND  SW3 6SN
Facsimile:  (212) 588-0205              Facsimile:  011-44-171-581-4851

UC Financial Ltd.                       Darissco Diversified Investments
c/o Mr. Seymour Braun                   c/o Mr. David Katznelson
Braun & Goldberg                        Place du Canada
110 East 59th Street                    Suite 1020
New York, NY  10022                     Montreal, Quebec, Canada  H3B 2N2
Facsimile:  (212) 826-9315              Facsimile:  (514) 878-9195

                                AMENDMENT TO AGREEMENT

                              dated as of June 18, 1997
                         by and among Response USA, Inc. and
         each of the Holders of the 1996-Series A Convertible Preferred Stock

      The undersigned ("Undersigned") parties hereto each hereby agree as of November 30, 1997 (1) to amend that certain agreement, dated as of June 18, 1997 (the "Agreement") by and among Response USA, Inc., a Delaware corporation (the "Company") and each of the holders (the "Holders") of the Company's 1996-Series A Convertible Preferred Stock (the "Preferred Stock"), and (2) to amend the Amended and Restated Certificate of Designations, Preferences and Rights, 1996-Series A Convertible Preferred Stock (the "Certificate of Designations") (Exhibit C to the Proxy and Consent Solicitation Statement dated July 8, 1997 (the "Solicitation Statement," attached as Exhibit A to the Agreement), as follows:

I.  THE AGREEMENT

      A.   SECTION 1(A) - WARRANTS

           1. Section 1(a) of the Agreement is hereby amended to replace the defined term "Warrants" with the defined term "June Warrants."

           2. Section 1(a) of the Agreement is hereby amended to add the following paragraph 1(a)(i):

                "1(a)(i). Subject to the terms and conditions herein, the Company agrees to issue and sell to each Holder, and each Holder agrees to purchase, as of the date first set forth above, an additional 7500 warrants, each warrant exercisable to purchase one share of Common Stock pursuant to the terms set forth in the form of warrant attached hereto as Exhibit D-1 (the "November Warrants" and, together with the June Warrants, the "Warrants"), for each 100 shares of Preferred Stock held by such Holder as of November 18, 1997."

      B.   SECTION 1(B) - FORBEARANCE FROM CONVERSION AND TRIGGER DATES

           1. Section 1(b) of the Agreement is hereby amended and restated in its entirety as follows:

                "1(b)(i). In consideration of the issuance of the Warrants, and subject to the terms and conditions set forth herein, each Holder hereby agrees (a) to give its proxy and its consent in favor of the Amendment in the forms of Exhibit B-1 and Exhibit C-1 respectively, attached hereto, and (b) to refrain from any and all conversions of such Holder's Preferred Stock, pursuant to the terms of the Certificate of Designations, until the earlier of the Redemption Date (as hereinafter defined)  or upon the occurrence of a First Conversion
        Date (as defined below) following the Company's failure to perform any one of the certain obligations ("Company Obligations(s)") on or before the dates ("Trigger Dates") set forth on Exhibit E-1 to this Agreement and incorporated by reference herein; provided however, if the Company fails to comply with the Company Obligation by the Trigger
        Date, the Holders' right to convert its Preferred Stock shall be activated if and only if a majority in interest of the Holders as of such Trigger Date have collectively provided the Company with written notice in accordance with the notice provisions set forth in
        Section 10(b) herein, describing the Company's noncompliance with the Company Obligation and the activation of the Holders' conversion rights (the date such notice is received by the Company is the "First Conversion Date"). Notwithstanding the foregoing, in the event that the Company satisfies a Company Obligation after the Trigger Date but prior to the Holders giving notice as provided above, the Company's failure to comply with a Company Obligation shall not result in a First Conversion Date.

     2. Section (1)(b) of the Agreement is hereby amended to add the following paragraph 1(b))(ii):

             1(b)(ii). (x) The Company shall repurchase that number of shares of the Preferred Stock that is equivalent to an aggregate of 20% of the Preferred Stock outstanding as of December 15, 1997, fifty percent (50%) of such amount to be repurchased and paid for (an aggregate of ten percent (10%) of the outstanding on December 15,
        1997) on each of December 15, 1997 (the "December Repurchase") and January 15, 1998 (the "January Repurchase," together with the December Repurchase, the "Repurchases"), from all Holders on a pro rata basis based on the number of shares of Preferred Stock held by each Holder compared to the number of shares held by all Holders as of December 15, 1997, for a per share purchase price of One Thousand Three Hundred and Fifty Dollars ($1,350) and an aggregate purchase price of One Million, Five Hundred Ninety Thousand, Three Hundred Dollars ($1,590,300 ) (the "Purchase Price"). In any event, the Company shall repurchase 589 shares of Preferred Stock in each of the December Repurchase and the January Repurchase. The Company shall use its best efforts to obtain third-party financing to be privately arranged by the Company for the purpose of funding the Repurchases.
        In the event the Company fails to conduct any of the Repurchases (including because of the Company's failure to obtain third party financing), such failure shall constitute a First Conversion Date.

             (y) On February 2, 1998, the outstanding Preferred Stock as of such date shall be redeemed in its entirety pursuant to the terms of the Certificate of Designations ("February Redemption").

     C.   SECTIONS 7.1 AND 7.2 - DATE

     Sections 7.1 and 7.2 of the Agreement are each hereby amended to change each and every reference to the date "November 30, 1997" to "February 2, 1998."

     D. SECTIONS 6.9, 6.10, 6.11 AND 6.13- BEST EFFORTS, DATES AND COVENANT TO COMMENCE OFFERING TO GENERATE NOT LESS THAN $18,000,000

         1. Section 6.9 of the Agreement is hereby amended to add the following sentence to the end of the paragraph:

          "In all cases, including the occurrence of a First Conversion Date, the Company shall use reasonable best efforts to obtain the effectiveness of the Registration Statement as soon as practicable."

         2. Section 6.10 of the Agreement is hereby amended to change each and every reference to the "September 17, 1997" date to "January 7, 1998."

         3. Section 6.12 of the Agreement is hereby amended to change each and every reference to the "September 17, 1997" date to "January 7, 1998."

         4.  Section 6 of the Agreement shall be amended to add the following
Section 6.13 to read in its entirety as follows:

               "6.13. The Company shall effectuate the underwritten primary issuance of a sufficient number of its securities, pursuant to its Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on October 10, 1997 (the "Underwritten Primary Issuance"), to generate gross proceeds of $18,000,000 (less that aggregate amount which was previously paid for by the Company pursuant to a repurchase or redemption of shares of Preferred Stock by the Company), regardless of the price at which such securities are sold, subject only to the underwriter's best efforts to place the securities. The Company shall use the proceeds of the Underwritten Primary Issuance to redeem the Preferred Stock. In the event that Company complies with the Repurchases or at any time redeems or repurchases the Preferred Stock from the Holders such that no Preferred Stock is outstanding as of or prior to January 7, 1998, the Company shall thereafter immediately be under no obligation to effectuate the Underwritten Primary Issuance or to comply with the Trigger Dates related thereto as set forth on Exhibit E-1. In the event that the Company redeems or repurchases all of the Preferred Stock from the Holders after January 7, 1998, the Company shall immediately be under no further obligation to effect the Underwritten Primary Issuance or to comply with the Trigger Dates related thereto as set forth on Exhibit E-1 as of such date of redemption or repurchase."

     E.   SECTION 9 - LEAD LEGAL REPRESENTATIVE AND LEGAL FEES

     Section 9 of the Agreement is hereby amended and restated in its entirety as follows:

               "9. LEAD LEGAL REPRESENTATIVE AND LEGAL FEES. Each Holder hereby acknowledges and authorizes Klehr, Harrison, Harvey, Branzburg & Ellers ("Klehr Harrison") as the lead legal representative in connection with the negotiation, preparation, review, delivery and performance of this Agreement and the other agreements to be executed in connection herewith (including the Registration Rights Agreement, Warrants and Escrow Agreement), any and all amendments hereto and thereto and all exhibits hereto and thereto (the "Lead Legal Representative"). The Company shall be responsible for the legal fees incurred by Klehr Harrison in its role as the Lead Legal Representative, as described herein and those legal fees payable to the Lead Legal Representative hereunder shall be paid by the Company up to $10,000 within 10 days and the remainder within 30 days after the Company's receipt of each itemized bill for services rendered by the Lead Legal Representative and only for the services described herein in its role as the Lead Legal Representative."

II.   CERTIFICATE OF DESIGNATIONS

      The Certificate of Designations, is hereby restated and amended in its entirety in the form attached hereto as Exhibit A (the "Amended and Restated Certificate of Designations"). Each and every reference in the Agreement to the Certificate of Designations shall hereby be deemed to be reference to the Amended and Restated Certificate of Designations.

III.  BINDING OBLIGATION/EFFECTIVENESS

      This Amendment to Agreement shall become binding upon such Holder's execution and delivery thereof to the Company and shall become effective and binding upon all Holders upon execution and delivery to the Company by the Holders of all of the outstanding shares of the Preferred Stock.

IV.   DEFINED TERMS

      Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Agreement.

V.    GENERAL

      Except as hereby amended, in all other respects the Agreement is hereby restated, ratified, confirmed and all of the terms and conditions thereof are incorporated by reference herein, and each shall remain in full force and effect.

                              [INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Undersigned have executed this Amendment to Agreement as of this ____ day of November, 1997.

                                             RESPONSE USA, INC.

                                             By: __________________________

                                             Title: _________________________

                                             HOLDERS:

                                             A. J. Gesundheit

                                             By: __________________________

                                             Title: _________________________

                                             Deer Park Partners, L.P.

                                             By: __________________________

                                             Title: _________________________


                                             Leonardo, LP

                                             By: __________________________

                                             Title: _________________________


                                             Raphael, LP

                                             By: __________________________

                                             Title: _________________________

                                             AG Superfund International Partners

                                             By: __________________________

                                             Title: _________________________

                                             GAM Arbitrage Investments Inc.

                                             By: __________________________

                                             Title: _________________________


                                             Capital Ventures International

                                             By: __________________________

                                             Title: _________________________


                                             The OTATO Limited Partnership

                                             By: __________________________

                                             Title: _________________________


                                             Zanett Lombardier

                                             By: __________________________

                                             Title: _________________________


                                             UC Financial Ltd.

                                             By: __________________________

                                             Title: _________________________


                                             Lake Management

                                             By: __________________________

                                             Title: _________________________

                                             KA Investments

                                             By: __________________________

                                             Title: _________________________


                                             Charles B. Krusen

                                             By: __________________________

                                             Title: _________________________


                                             Wood Gundy London Ltd.

                                             By: __________________________

                                             Title: _________________________


                                             Ailouros Ltd.

                                             By: __________________________

                                             Title: _________________________


                                             Darissco Diversified Investments

                                             By: __________________________

                                             Title: _________________________

                                     EXHIBIT E-1
                                 TO AMENDED AGREEMENT

                                REVISED TRIGGER DATES

                    COMPANY OBLIGATION                      TRIGGER DATE
---------------------------------------  ---------------------------------------
Repurchase of 10% of the aggregate       DECEMBER 15, 1997
number of shares of Preferred Stock
outstanding as of December 15, 1997.

Printing of red herring prospectus       JANUARY 7, 1998, notwithstanding the
relating to the Company's offering of    Company Obligation, in the event that
securities (the "Offering") to           the Company files a response to
generate approximately $18,000,000 of    comments with the SEC by Tuesday,
gross proceeds (less the aggregate       December 2, 1997 and receives further
amount which was previously paid for     additional comments from the SEC with
upon a repurchase or redemption) for     respect to its review of the Company's
use by the Company to redeem all of the  Form 10-KSB,  the January 7, 1998 date
Preferred Stock ("the Registration       shall be automatically extended after
Statement").                             January 7, 1998 by that number of days
                                         equal to the number of days from
                                         Tuesday, December 2, 1997 until the
                                         date on which the SEC gives no further
                                         comment to the Company ("Review
                                         Period"), if the Company is proceeding
                                         in good faith to respond to the SEC
                                         during such Review Period.

Holding of the Company's joint meeting   JANUARY 7, 1998, notwithstanding the
of the Common Stock Shareholders and     Company Obligation, in the event that
the Holders (the "Stockholders'          the Company files a response to
Meeting").                               comments with the SEC by Tuesday,
                                         December 2, 1997 and receives further
                                         additional comments from the SEC with
                                         respect to its review of the Company's
                                         Form 10-KSB, the January 7, 1998 date
                                         shall be automatically extended after
                                         January 7, 1998 by the Review Period,
                                         if the Company is proceeding in good
                                         faith to respond to the SEC during such
                                         Review Period.

Filing of the Amendment and an           JANUARY 7, 1998, notwithstanding the
amendment to the Company's Certificate   Company Obligation, in the event that
of Incorporation to increase the         the Company files a response to
Company's authorized Common Stock to at  comments with the SEC by Tuesday,
least 37,500,000 shares.                 December 2, 1997 and receives further
                                         additional comments from the SEC with
                                         respect to its review of the Company's
                                         Form 10-KSB, the January 7, 1998 date
                                         shall be automatically extended after
                                         January 7, 1998 by the Review Period,
                                         if the Company is proceeding in good
                                         faith to respond to the SEC during
                                         such Review Period.

Commencement of road show relating       JANUARY 16, 1998, notwithstanding the
to the Offering                          Company Obligation, in the event that
                                         the Company files a response to
                                         comments with the SEC by Tuesday,
                                         December 2, 1997 and receives further
                                         additional comments from the SEC with
                                         respect to its review of the Company's
                                         Form 10-KSB, the January 16, 1998 date
                                         shall be automatically extended after
                                         January 16, 1998 by the Review Period,
                                         if the Company is proceeding in good
                                         faith to respond to the SEC during
                                         such Review Period.

Repurchase of 10% of the aggregate       JANUARY 15, 1998
shares of Preferred Stock outstanding
as of December 15, 1997.

Redemption of remaining shares of        FEBRUARY 2, 1998, notwithstanding the
Preferred Stock outstanding as of        Company Obligation, in the event that
February 2, 1998.                        the Company files a response to
                                         comments with the SEC by Tuesday,
                                         December 2, 1997, and receives further
                                         additional comments from the SEC with
                                         respect to its review of the Company's
                                         Form 10-KSB, the February 2, 1998 date
                                         shall be automatically extended by the
                                         Review Period, if the Company is
                                         proceeding in good faith to respond to
                                         the SEC during such Review Period.
                                         Notwithstanding the foregoing, for
                                         purposes of the February 2, 1998
                                         Trigger Date, the Review Period shall
                                         in no event extend beyond February 12,
                                         1998.

In the event that the Company abandons   SUCH APPLICABLE DATE.
or withdraws (in accordance with the
last sentence of Section 6.13 of the
Amended Agreement) the Registration
Statement prior to the Registration
Statement being declared effective for
use by the Company